                         PROXY STATEMENT
                    PURSUANT TO SECTION 14(A)
              OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[  ]  Soliciting  Material  Pursuant  to  Section  240.14a-11(c) or Section
240.14a-12

                           PIERCE INTERNATIONAL, INC.
         (Name of Registrant as Specified In its Charter)


(Name of Person(s) Filing Proxy Statement if other than the   Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-
11.
(1) Title of each class of securities to which transaction applies: Common Stock; Preferred Stock
(2) Aggregate  number  of  securities  to which transaction applies: Common
Stock: 7,515,705 shares
         Preferred Stock: 80,000 Shares
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The total amount of liabilities being assumed in exchange for the Company's assets is $631,256, as reflected on the Company's most recent balance sheet dated June 30, 1999.
(4) Proposed maximum aggregate value of transaction: $631,256
(5) Total fee paid: $126.25
[x] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ____________________.
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party: ______________________________.
     (4) Date Filed:_________________________________.

                    PIERCE INTERNATIONAL, INC.
               6746 South Revere Parkway, Suite 130
                    Englewood, Colorado  80112

                         October 25, 1999


To Our Shareholders:

     You are cordially invited to attend the Special Meeting of Shareholders of Pierce International, Inc. (the "Company") to be held at 9:00 a.m., local time, on Friday, November 5, 1999 in the Auditorium (Lower Level), located at 5680 Greenwood Plaza Boulevard, Englewood, Colorado 80111, in the Triad Office Building Complex.

     This Special Meeting of Shareholders will also serve as the annual meeting of shareholders for 1999. You will also be asked to consider an important proposal whereby the Company would sell all of its assets to Pierce Enterprises, Inc. in exchange for its agreement to assume all of the Company's outstanding debt obligations and indemnify the Company from any further liability associated with the same. The result of the proposed transaction would eliminate the Company's existing liabilities, and position the Company for possible merger with another company that desires a public market for its shares. At the meeting, shareholders will also elect three directors of the Company.

     After careful consideration, your Board of Directors has unanimously recommended approval of the proposed asset for debt exchange transaction, and the Board of Directors unanimously recommends that you vote FOR the three nominees for election to the Company's Board of Directors.
     The accompanying Proxy Statement provides detailed discussion of the proposed asset for debt exchange transaction, together with information about the background and experience of the Company's current Board of Directors, all of which have been nominated to continue as members of the Company's Board of Directors.

     Whether or not you plan to attend this Special Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Special Meeting, you may vote your shares in person even if you have previously submitted a proxy. EVERY VOTE IS IMPORTANT.

                                   Sincerely yours,



                                   /s/ Pierce D. Parker
                                   Pierce D. Parker, Chairman

                    PIERCE INTERNATIONAL, INC.

             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD NOVEMBER 5, 1999

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Pierce International, Inc., a Colorado corporation (the "Company") will be held on Friday, November 5, 1999 in the Auditorium (Lower Level), located at 5680 Greenwood Plaza Boulevard, Englewood, Colorado 80111, in the Triad Office Building Complex, commencing at 9:00 a.m. local time for the following purposes:

     1. To consider and vote upon a proposal whereby the Company would sell all of its assets to Pierce Enterprises, Inc., a Colorado corporation, in exchange for its agreement to assume all of the Company's outstanding debt obligations and indemnify the Company from any further liability associated with the same.

     2.  To elect three members to the Board of Directors of the Company.

     3. To consider and vote upon such other matters as may properly be presented for action at the meeting or any adjournment of the meeting.

     All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on October 12, 1999 will be entitled to vote.

     Every vote is important. All shareholders of the Company, without regard to whether they expect to attend the Special Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prior to the actual voting of a proxy, IT MAY BE REVOKED by the person executing such proxy at any time prior to its exercise, by delivering written notice of revocation to the Company's Secretary, by delivering a duly executed proxy bearing a later date, or BY VOTING IN PERSON AT THE SPECIAL MEETING.

                              By Order of the Board of Directors,


                              /s/ Pierce D. Parker
                              Pierce D. Parker, Chairman

                      YOUR VOTE IS IMPORTANT

SHAREHOLDERS ARE URGED TO DESIGNATE THEIR CHOICE AS TO EACH OF THE MATTERS TO BE ACTED UPON, AND TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION.

                    PIERCE INTERNATIONAL, INC.
               6746 South Revere Parkway, Suite 130
                    Englewood, Colorado  80112

                        ___________________

                          PROXY STATEMENT
                        ___________________

                  SPECIAL MEETING OF SHAREHOLDERS
                                OF
                    PIERCE INTERNATIONAL, INC.

                    TO BE HELD NOVEMBER 5, 1999


     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Pierce International, Inc. (the "Company") for use at the Company's Special Meeting of Shareholders (the "Special Meeting") to be held at 9:00 a.m., local time, on Friday, November 5, 1999, in the Auditorium (Lower Level), located at 5680 Greenwood Plaza Boulevard, Englewood, Colorado 80111, in the Triad Office Building Complex.

     This Proxy Statement and the accompanying Form of Proxy will be mailed to registered holders of the Company's Common Stock on October 25, 1999. Some of the officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone, if necessary or desirable.

     Shareholders who execute Proxies for the Special Meeting may revoke their Proxies at any time prior to their exercise, by delivering written notice of revocation to the Company's Secretary, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

     If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions contained in such Proxy. Executed Proxies that contain no instructions will be voted (1) FOR approval of the proposal whereby the Company would sell all of its assets to Pierce
Enterprises, Inc. in exchange for its agreement to assume all of the Company's outstanding debt obligations and indemnify the Company from any further liability associated with the same, (2) FOR the election of Pierce
D. Parker, Nancy A. Cooper and Richard F. Douglas to the Board of Directors, and (3) in the discretion of the person or persons voting the Proxy on behalf of the Company's Board of Directors with respect to such other matters as may properly come before the meeting.

     The cost of the Special Meeting, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company.

     The Company maintains its principal offices at 6746 South Revere Parkway, Suite 130, Englewood, Colorado 80112.


                  VOTING RIGHTS AND VOTE REQUIRED

     Only shareholders of record at the close of business on October 12, 1999 will be entitled to vote at the Special Meeting. As of October 12, 1999, there were 7,515,705 shares of the Company's Common Stock and 80,000 shares of the Company's Preferred Stock issued and outstanding. Each issued share of the Company's capital stock entitles its record owner to one vote on each matter to be voted upon at the Special Meeting.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding capital stock of the Company which are entitled to be voted at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is present, ratification and approval of all issues expected to be voted upon will require the affirmative vote of a majority of the shares represented at the meeting voting upon each such issue.


              PRINCIPAL HOLDERS OF VOTING SECURITIES

     Information as to the name, address and holdings of each person known by the Company to be the beneficial owner of more than 5% of its common stock as of October 12, 1999, is set forth below. Beneficial ownership of common stock has been determined for purposes of this table based on Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Under this rule, a person is, in general, deemed to be the beneficial owner of a security if the person has or shares voting power or investment power in respect of such security or has the right to acquire beneficial ownership of the security within sixty (60) days.

     Members of management intend to vote all shares of common stock held by them respectively FOR the sale of all of the Company's assets to Pierce Enterprises, Inc. in exchange for its agreement to assume all of the Company's outstanding debt obligations and FOR the election of Pierce D. Parker, Nancy A. Cooper and Richard F. Douglas to the Company's Board of Directors.


                                   Amount of
       Name and Address            Common Stock             Percent
     of Beneficial Owner         Beneficially Owned          of Class
     ___________________         __________________          _________
     Pierce D. Parker (1)(2)
     6746 S. Revere Pkwy.
     Suite 130
     Englewood, CO  80112      2,446,400 (3)                32.55%

     Nancy A. Cooper (1)(2)
     19754 E. Euclid Dr.
     Aurora, CO  80016           637,101 (4)                8.48%

     Richard F. Douglas (1)           80,001                1.06%
     6551 S. Crestbrook Dr.
     Morrison, CO  80465

     ______________________

     Officers and Directors
     as a Group (3 persons)      3,163,502                42.09%


     (1) Director of the Company

     (2) Officer of the Company

     (3) Includes 1,520,000  shares  owned  directly by Dr. Parker, 626,400 shares owned by Parker Consulting Services  (Dr. Parker is the primary shareholder)  and  300,000  shares of treasury stock  of  the  Company
     acquired  by the Company from  Progressive  Media  Group.   Pierce  D.
     Parker disclaims  beneficial ownership of 300,000 shares the Company's treasury stock, except to the extent of his overall ownership interest in the Company.

     (4) Includes 340,000  shares  owned  by  Nancy Cooper As Custodian for
     Michael Parker Cooper.


                          DESCRIPTION OF
                  THE EXCHANGE AGREEMENT PROPOSAL

     The Company has entered into an Exchange Agreement with Pierce Enterprises, Inc., a Colorado corporation, a copy of which is attached to this Proxy Statement as Appendix A (the "Exchange Agreement"). Under terms and conditions of the Exchange Agreement, the Company has agreed to transfer all of its assets to Pierce Enterprises, Inc. in exchange for the assumption by Pierce Enterprises, Inc. of all of the Company's outstanding debt obligations. Pierce Enterprises, Inc. has also agreed to indemnify the Company against any future liabilities related directly or indirectly to any of the assets being transferred. The effectiveness of the Exchange Agreement, however, is expressly conditioned upon approval of the proposed transaction by the shareholders of the Company.

     As of June 30, 1999, the Company's assets, as reflected on its financial statements were approximately $505,678, its liabilities were approximately $631,256, and its deficit was $1,018,010. There have been no material changes to the Company's financial condition since June 30, 1999.

     Pierce Enterprises, Inc. is a Colorado corporation formed solely for the purpose of assuming liabilities of the Company in exchange for transfer of its assets. Pierce Enterprises, Inc. is 100% owned by Pierce D. Parker, the Company's current President, Treasurer, Director and principal shareholder. Pierce D. Parker is also the principal creditor of the Company and is presently owed approximately $579,993 by the Company.

     The principal purpose of the proposed transaction is to position the Company for sale as a publicly traded shell, or provide the Company with an opportunity to search for a potential merger candidate that desires access to the public market through merger with a publicly traded shell.


   CONSIDERATIONS IN SUPPORT OF THE EXCHANGE AGREEMENT PROPOSAL

     The Company's liabilities exceed its assets by more than $125,000, as reflected on its balance sheet dated June 30, 1999. Presently, the Company's assets consist primarily of gold/gravel properties, straw board manufacturing equipment, proprietary business rights related to the
"Easiboard"   TM  and  "Easiwall"  TM  brand  of  strawboard,  and  several preliminary contracts related to provision of consulting services for strawboard manufacturing plants and their related entities.

     During recent years, the Company's Como gold/gravel property has not attracted buyers or operators, even though the Company has been actively soliciting a sale or participation candidate for nearly eight years. The Company has continued to bear the significant financial burden of marketing its strawboard manufacturing system. Although the Company has had many encouraging responses as a result of such marketing efforts, the Company has to date not been able to obtain any long term contracts or continuing source of payments.

     Unfortunately, the status of the Company is currently reflected in its low stock price and trading volume. This condition is reflective of the lack of any new positive and significant developments in the Company's business prospects, the uncertainty of the Company's planned projects including their viability and profitability, and the overall nature of the business projects in which the Company is engaged. Even if one or more of the Company's present business prospects became profitable, it would be some time before the Company's loans could be repaid. The Company's deficit is approximately $1,018,010.

     Although the Company has had some business successes during the last several years, the Company has been unable to develop a source of continuous income. As a result, the Company's debt has steadily increased. Pierce D. Parker, the Company's President, Treasurer, Director and principal shareholder, has loaned funds to the Company during the past several years in order to fund its continued operations, but has recently indicated that he can no longer continue to do so. Although management of the Company remains optimistic that the Company's assets will eventually be profitable, such a turn-around is not assured and its timing cannot be accurately predicted.

     As a result of the Company's present situation, the Company's management has made general inquiries concerning the possibility of selling the Company as a publicly traded shell or offering the Company as a potential merger candidate for other companies seeking access to the public trading markets. Management of the Company has determined that to enable the Company to have the greatest value as a merger candidate or publicly traded shell, the Company must be reasonably free of liabilities, and reasonably free of any assets which may entail future unknown costs to develop. After careful consideration, the Company's management has proposed that its assets be transferred to a new company, owned exclusively by Pierce D. Parker, on the condition that such company assume all of the Company's existing liabilities and indemnify the Company with respect to the same. Pierce Enterprises, Inc. was formed by Pierce D. Parker to fulfill this role and it has entered into an agreement to this effect with the Company, namely, the Exchange Agreement. SEE Appendix A.

     The principal advantage to the Company of consummation of the proposed Exchange Agreement is that the Company would become a financially "clean" publicly traded company that could be an attractive candidate for a merger with a private company. After a successful merger, the surviving company would be publicly traded. In conjunction with such a merger, management of the Company would attempt to negotiate for the retention of some small ownership percentage of the surviving company by the existing shareholders of the Company. The share price and return on investment for the Company's existing shareholders would then be entirely dependent on the degree of success of the selected merger candidate as a publicly traded company. Alternatively, it may be possible to sell the entire Company for cash as a publicly traded shell.

     After consummation of the proposed Exchange Agreement, if approved, management of the Company hopes that it will be able to negotiate a transaction advantageous to the Company and its shareholders.


      CONSIDERATIONS AGAINST THE EXCHANGE AGREEMENT PROPOSAL

     The  primary  potential  disadvantage  associated  with  approval  and consummation of the Exchange Agreement, for the Company's existing shareholders, is that new and timely business developments for the Company in the near future could provide the necessary funds to continue the Company's operations, retire its outstanding debt obligations over time, and allow its shareholders to directly enjoy the benefits of such success. After consummation of the Exchange Agreement, any potential profit to be derived from the Company's gold/gravel properties or strawboard business activities, in which the shareholders currently have a significant investment, will be lost by the shareholders of the Company forever.

     Another, equally important consideration, is that after consummation of the Exchange Agreement, the Company's shareholders will be relying exclusively on the Company's management to negotiate a sale or select a merger candidate that will be able to increase the value of the shareholder's investment. There can be no assurance that the Company will be able to sell the Company as a publicly traded shell, or find a suitable merger candidate.

     There has been no independent appraisal of the Company's assets. The Company's financial statements, which are prepared for financial reporting and management purposes, may not fully or accurately reflect the actual fair market value of the Company. Nevertheless, the Company has insufficient funds at this time to pay for such an appraisal.


                       BOARD RECOMMENDATIONS

     The Company's Board of Directors believes that consummation of the Exchange Agreement is in the best interests of the Company and recommends to the shareholders of the Company that they vote FOR such proposal. The Company's Board of Directors also recommends that shareholders of the Company vote FOR each of the nominees to the Board of Directors.


                 RIGHTS OF DISSENTING SHAREHOLDERS

IF THE SHAREHOLDERS APPROVE THE EXCHANGE AGREEMENT, THEN, AS PROVIDED IN THE COLORADO BUSINESS CORPORATION ACT, SECTION 7-112-102, DISSENTERS' RIGHTS ARE AVAILABLE.

     Shareholders of the Company are entitled to exercise dissenters' rights pursuant to the provisions of Sections 7-113-102 and 7-113-103 of the Colorado Business Corporation Act (the "CBCA"), copies of which are included with this Proxy Statement as Appendix B. In accordance with these sections, the Company's shareholders have the right to dissent from the sale of the Company's assets in exchange for its outstanding debt obligations and to be paid the "fair value" of their common stock. (SEE, CBCA Section 7-113-102). In this context, the term "fair value" means the value of a shareholder's common stock immediately before the consummation of the transactions contemplated by the Exchange Agreement, excluding any appreciation or depreciation in anticipation of such transactions. Holders of options or warrants to purchase the Company's common stock have no similar rights of appraisal under applicable Colorado law.

     Under Section 7-113-102 of the CBCA, where a sale of substantially all of a corporation's property and assets is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and must include in the notice a copy of Article 113 of the CBCA. This Proxy Statement constitutes this notice to the shareholders of the Company. The applicable statutory provisions of the CBCA are attached as Appendix B.

     The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under the CBCA and is qualified in its entirety by the full text of the sections attached as Appendix B. Any shareholder who wishes to exercise the right to dissent and demand the fair value of his, her or its shares, or who desires to preserve the right to do so, should review the following discussion and Appendix B carefully, because failure to properly comply with the procedures in a timely fashion will result in the loss of a shareholder's right to dissent under the CBCA.

     A shareholder of the Company who desires to exercise the right to demand payment for his, her or its common stock must first file, before the vote of shareholders is taken at the Special Meeting, a written notice of intent to demand payment for his, her or its shares of stock and must, in addition, not vote in favor of the sale of substantially all of the Company's assets in exchange for assumption of its outstanding debt pursuant to the Exchange Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR the sale of substantially all of the Company's assets in exchange for assumption of its outstanding debt obligations, a shareholder who votes by proxy and who desires to exercise dissenter's rights must (i) vote AGAINST the Exchange Agreement proposal, or (ii) ABSTAIN from voting on the Exchange Agreement proposal. A vote against the Exchange Agreement proposal, in person or by proxy, will not, in and of itself constitute a written notice of intent to demand payment for a shareholder's stock satisfying the requirements of
Section 7-113-204 of the CBCA.

     A demand for payment must be executed by or for the shareholder pursuant to a Dissenters' Notice provided by the Company within 10 days after the Special Meeting. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the Dissenters' Notice for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

     A record owner who holds shares as a nominee for others, such as a broker, may demand payment for the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the Dissenters' Notice should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the Dissenters' Notice will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of stock who are not record owners and who intend to exercise dissenter's rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of dissenter's rights BEFORE the date of the applicable Special Meeting.

     Within 10 days after the Special Meeting in which the sale pursuant to the Exchange Agreement is authorized, the Company will cause to be mailed to each shareholder who has properly asserted dissenter's rights a Dissenters' Notice that contains (a) the address to which a demand for payment and stock certificates must be sent in order to receive payment; and (b) a form to be used by the shareholder who dissents, and to demand payment and the date by which such demand must be made. To receive the fair value of his, her or its stock, a dissenting shareholder must demand payment and deposit his, her or its certificates within 30 days after the notice described above is given.

     After the Company receives a valid demand for payment, it will cause to be remitted to each dissenting shareholder who has properly asserted dissenter's rights the fair value of his, her or its shares, with interest at the legal rate computed from the closing date of the Exchange Agreement. Payment will be accompanied by (a) the financial statements of the Company for its most recently completed fiscal year; (b) an estimate of the fair value of the shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (c) a statement of the dissenter's right to demand payment if he, she or it is dissatisfied with the payment made as provided in Section 7-113-209, and a copy of the dissenter's provisions in Article 113 of the CBCA.

     If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of his, her or its shares plus interest, the dissenting shareholder may give written notice to the Company of his, her or its own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after the Company mailed its original remittance.

     Within 60 days after receiving a demand for supplemental payment, the Company must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and the Company) or file a petition in the state courts of Colorado requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with the Company concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, in entitled to a judgment for the amount by which the fair value of his, her or its shares as determined by the court exceeds the amount originally remitted by the Company.

     Generally the costs and expenses associated with a court proceeding to determine the fair value of the Company's common stock will be borne by the Company, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed against the Company in instances where the Company has failed to comply with the procedures in Section 7-113-302 pertaining to dissenters' rights discussed above. The court may award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters if the court finds such services were substantial.

     Failure to follow the steps required by the CBCA for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of his, her or its shares of the Company's stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under the CBCA in the manner outlined above, could be more than, the same as, or less than the value they would be entitled to as a result of the sale if they did not seek appraisal of their shares.


     ACTIONS OF THE COMPANY FOLLOWING THE PROPOSED EXCHANGE

     Following closing of the transactions contemplated by the Exchange Agreement, management intends to seek out an appropriate, operating, privately-held entity which is seeking to become a publicly-held company and effect a business combination with such entity. There is no assurance that a suitable entity for a proposed business combination will be located or, if located, that such business combination can be negotiated on terms acceptable to the parties. The Company intends to pursue such course of action in order to provide its shareholders with an opportunity through new assets and new operations in the Company.

                  FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated federal income tax consequences to the Company of the proposed sale of assets is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect.)

     No rulings have been requested or received from the Internal Revenue Service (the "IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

     Because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transactions to them. Furthermore, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (e.g. insurance companies) or non-U.S.citizens or residents, are particularly cautioned to consult their tax advisors regarding the tax consequences of the proposed transactions.

     The sale of substantially all of the assets of the Company pursuant to the Exchange Agreement will be a taxable sale by the Company upon which gain or loss may be recognized by the Company. Because the debt being assumed in connection with the Exchange Agreement will exceed the Company's basis in the assets being transferred, the Company is expected to recognize net gain on the transfer. Nevertheless, the Company believes that its net operating loss carryover and its capital loss carryover to the year of the exchange will be sufficient to offset such gain. Therefore, the Company believes that it will incur no federal income tax liability as a result of the exchange of its assets for assumption of its outstanding debt.

         MARKET INFORMATION ON THE COMPANY'S COMMON STOCK

     The Company's common stock is traded on the OTC Bulletin Board under the symbol PRCI. The range of high and low prices set forth below have been obtained from sources believed to be reliable.

               Calendar 1997     Calendar 1998       Calendar 1999
     Quarter   Low    High        Low    High          Low    High
     _______   _____  ______       _____  ______      _____  ______
     First     N/A     N/A          .10   .30          .06     .12
     Second    N/A     N/A          .13   .24          .05     .08
     Third     N/A     N/A          .03   .23          .05     .10
     Fourth    .01     .03          .05   .14

     On October 12, 1999 the bid price was $0.05. The Company is informed that there has been very little volume in trading of its common stock during the above periods. The Company has neverpaid dividends on its common stock. As of October 12, 1999, the Company had approximately 317 shareholders of record.

                  FINANCIAL AND OTHER INFORMATION

     The Company incorporates by this reference its most recent report filed on Form 10-K for the fiscal year ended June 30, 1999, together with its reports filed on Form 10-K for the previous fiscal years ended June 30, 1998 and June 30, 1997, respectively. The Company will provide upon request, without charge, to each person to whom a proxy statement is delivered, a copy of any and all information that has been incorporated by reference in this Proxy Statement.

     The following unaudited Pro Forma Balance Sheet gives effect to the proposed sale of substantially all of the assets of the Company, as if the transactions contemplated by the Exchange Agreement had occurred on June 30, 1999. After the exchange, no significant business operations are expected. Therefore, because any pro forma statement of operations would show no material revenue and no material expenses, no pro forma statement of operations has been presented.


                    PIERCE INTERNATIONAL, INC.
                             PRO FORMA
                           BALANCE SHEET

                                              UNAUDITED
               ASSETS                         June 30, 1999
     CURRENT ASSETS:

        Cash                                 $    0
        Investments and Stocks                    0
        Other                                     0
          Total current assets                    0

     PROPERTY AND EQUIPMENT:
        Undeveloped land mineral property         0
        Furniture and equipment                   0
        Strawboard equipment                      0

        Less accumulated depreciation
        and amortization                          0

          Net Property and equipment              0

     OTHER ASSETS                                 0
                                             $    0
                                              =======


                               -11-



               LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
        Bank Overdraft
        Accounts payable and accrued
        liabilities                               0
        Advances from officers/directors/
        stockholders                              0

          Total current liabilities               0

     NOTE PAYABLE                                 0
     STOCKHOLDERS' EQUITY
        Preferred stock, no par value;
         400,000 shares authorized; 80,000
         shares issued and outstanding as
         of June 30, 1999                      20,000
        Common Stock, no par value;
         30,000,000 shares authorized;
        7,030,703 shares issued and
        outstanding as of June 30, 1999       864,482

        Accumulated deficit                  (884,482)
                                             ________
                                                    0
                                             $      0
                                             ========

                       ELECTION OF DIRECTORS

     At the present time, the Company's Board of Directors consists of three members, all of whom are nominees for election to the Board of Directors at the forthcoming Special Meeting.

     If elected, each nominee for the Board of Directors will serve until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified, unless for some reason he or she should resign or be removed prior to such time.

     A shareholder using the enclosed form of Proxy may vote for all or any of the nominees for election as directors set forth on the Proxy, or withhold voting authority for all or any of such nominees. In the event any nominee shall be unable or unwilling to serve as a director, proxies will be voted for such substitute nominees, if any, as shall be designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The following table sets forth the name and age of each nominee, the year in which he or she became a director of the Company and his or her current position with the Company. Each of the nominees appearing below is presently serving as a director of the Company.


         NAME            AGE     YEAR BECAME     POSITION WITH
                                    DIRECTOR    COMPANY

      Pierce D. Parker   71        1987         President, Treasurer,
                                                Director & Chairman of
                                                of the Board

      Nancy A. Cooper     40       1990         Vice President,
                                                Secretary & Director

      Richard F. Douglas  71       1998         Director

     The following descriptions set forth a brief account of the business experience of each of the nominees for director of the Company:

     PIERCE D. PARKER, PH.D. Dr. Pierce D. Parker, age 71, currently serves as President, Treasurer and Chairman of the Board of Directors of the Company. Dr. Parker has served as the President, Treasurer and Director of the Company since its inception on August 19, 1987. Dr. Parker became Chairman of the Board on August 15, 1988.

     Since his retirement in May of 1986 as President of AMAX Exploration, Inc. and Chief Geologist of AMAX, Inc., Dr. Parker has been consulting for the natural resources industry under the name Parker Consulting Services, Inc. His consulting clients include AMAX, Inc. and several small mining groups. Dr. Parker was employed by AMAX, Inc. for over 26 years prior to his retirement. His first 13 years with AMAX, Inc. included positions as Geologist, Project Manager, Regional Manager, and Manager of Technical and Coordinating Services. Later, he served as Chief Geologist from 1972 until 1978, Senior Vice President and Chief Geologist from 1978 until 1982, and President from 1982 until May of 1986. As President of AMAX Exploration, Inc. Dr. Parker was in charge of evaluations and recommendations for major mining projects, and was responsible for monitoring and approving ore reserves throughout the world.

     During the period from October of 1988 until March of 1992, Dr. Parker also served as President, Treasurer and a Director of Pierce International Gold, Inc., a publicly-held company and majority-owned subsidiary of Pierce International, Inc., which held certain gold and silver mineral rights. Dr. Parker received a Bachelor of Science Degree with Honors in Geological Engineering and Mining Engineering in 1951 from the Montana College of Mineral Science and Technology in Butte, Montana. He received his Masters of Science Degree (Magna Cum Laude) in Geology from the University of Wisconsin in 1956 and his Ph.D. (Magna Cum Laude) in Geology from that same university in 1960. Dr. Parker has authored several technical publications and given numerous talks and seminars on the natural resources and minerals economics area.

     NANCY A. COOPER. Mrs. Nancy A. Cooper, age 40, currently serves as Vice President, Secretary and a Director of the Company. Mrs. Cooper began working for the Company in November of 1987 and was a full time employee until August, 1991. She has been a Director, Vice President and Secretary for the Company since January, 1990. Mrs. Cooper is currently a Regional Sales Manager for Health Script, a drug distribution company, where she oversees the sales and marketing of the company's product lines in the Midwest and Central regions of the United States. She is available to assist the Company on a consulting basis when needed.

     RICHARD F. DOUGLAS, PH.D. Dr. Richard F. Douglas, age 71, currently serves as a Director of the Company, a position he has held since September, 1998. Dr. Douglas worked as a geologist with the United States Geological Survey in the early 1950's. During that time period, he also served in Angola, then Portuguese West Africa, carrying out mineral exploration under an aid program of the United States to assist in the economic development of African countries after World War II. From 1963 to 1966, Dr. Douglas was employed by AMAX in its minerals exploration division. From 1966 to 1986, Dr. Douglas was Vice President and then President of David S. Robertson & Associates, Inc., a consulting firm that carried out mineral assignments for major companies world-wide. Since 1986, Dr. Douglas has carried out under his own name a minerals consulting practice, largely dealing with valuations of mineral properties. Dr. Douglas received a Bachelor of Science Degree in geology from the University of Washington in 1950, an MA Degree from Columbia University in 1960 and a Ph.D. Degree from Columbia University in 1966. Dr. Douglas has authored six papers appearing in international technical publications, served on two National Academy of Science boards (1975; 1977) assessing U.S. uranium resources, and was jointly awarded (with David S. Robertson) the Barlow Gold Medal in 1969 by the Canadian Institute of Mining and Metallurgy (CIMM).


                         LEGAL PROCEEDINGS

     Currently  there  are  no  material  legal  proceedings   pending   or
threatened against the Company or its assets.

                             AUDITORS

     Spicer, Jeffries & Co. served as independent auditors of the Company during the fiscal year ended June 30, 1999.


                           OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the enclosed Proxy will vote in accordance with their judgment on such matters.

     Please sign and return promptly the enclosed Prosy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                              By Order of the Board of Directors,



                              /s/ Pierce D. Parker
                              Pierce D. Parker, Chairman

Englewood, Colorado
October 25, 1999

SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ASSURE A QUORUM AT THE MEETING AND TO AVOID ADDITIONAL COMPANY EXPENSES FOR SOLICITATION.

                  SPECIAL MEETING OF SHAREHOLDERS
                                OF
                    PIERCE INTERNATIONAL, INC.

                    TO BE HELD NOVEMBER 5, 1999

                             _________

                               PROXY
                             _________


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Pierce International, Inc. hereby constitutes and appoints Pierce D. Parker and Nancy A. Cooper or either of them, as attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Shares of Pierce International, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on November 5, 1999, and at any and all adjournments of such meeting, with respect to the matters set forth below and described in the Notice of Special Meeting dated October 25, 1999 and accompanying Proxy Statement, receipt of which is acknowledged.

     1. To approve the proposal whereby the Company would sell all of its assets to Pierce Enterprises, Inc. in exchange for its agreement to assume all of the Company's outstanding debt obligations and indemnify the
Company's from any further liability associated with the same, in accordance with the terms and conditions of the Exchange Agreement between the Company and Pierce Enterprises, Inc.

                  FOR            AGAINST        ABSTAIN

     2.  Election of Directors: (Three directors to be elected)

          Pierce D. Parker ___FOR   ___WITHHOLD AUTHORITY

          Nancy A. Cooper  ___FOR   ___WITHHOLD AUTHORITY

          Richard F. Douglas ___FOR   ___WITHHOLD AUTHORITY


          ___ABSTAIN

          Write In Candidates:________________________________________.

     3. In their discretion, the persons appointed as proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments of the Special Meeting.

               ____YES ____NO

     This proxy, when properly executed, will be voted in the manner directed above by the undersigned shareholders. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL WHEREBY THE COMPANY WOULD SELL ALL OF ITS ASSETS TO PIERCE ENTERPRISES, INC., IN EXCHANGE FOR ITS AGREEMENT TO ASSUME ALL OF THE COMPANY'S OUTSTANDING DEBT OBLIGATIONS AND INDEMNIFY THE COMPANY FROM ANY FURTHER LIABILITY ASSOCIATED WITH THE SAME, FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND THE PERSONS NAMED AS PROXIES WILL EXERCISE THEIR DISCRETION WITH RESPECT TO ACTION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

     Please mark, date, and sign exactly as you name appears on your share certificate representing shares of common stock of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title or capacity. If a corporation, please type the full corporate name and sign by the president or other authorized officer. If a partnership, please type the full partnership name and sign by an authorized person.


Dated:______________     ________________________________________________
                         Signature



Dated:______________     ________________________________________________
                         Signature if held jointly






         Number of Shares Owned:_________________________

                        EXCHANGE AGREEMENT




                            Dated as of




                         October 12, 1999




                PIERCE INTERNATIONAL, INC., Seller

                                and

                PIERCE ENTERPRISES, INC., Purchaser









                            APPENDIX A

                        EXCHANGE AGREEMENT


          THIS EXCHANGE AGREEMENT (this "Agreement"), dated October 12, 1999, is between PIERCE ENTERPRISES, INC., a Colorado corporation
("Purchaser")  and  PIERCE  INTERNATIONAL,  INC.,  a  Colorado  corporation
("Seller").

                             RECITALS

          A. Seller maintains its principal business address at 6746 South Revere Parkway, Suite 130, Englewood, Colorado 80112.

          B. Purchaser desires to purchase and Seller desires to sell, as of the Closing, the assets of Seller owned or held for use by Seller in connection with the Business.

          C. As sole consideration for the purchase of the assets of Seller, Purchaser has agreed to assume all outstanding liabilities of Seller and indemnify Seller against any liabilities associated directly or indirectly with such assets.

          In consideration of the mutual representations, warranties, agreements and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Purchaser and Seller agree as follows:

                             ARTICLE I.

                            DEFINITIONS

          Section  1.1.   DEFINITIONS.   In  addition  to the terms defined
elsewhere in this Agreement, whenever used in this Agreement, unless another meaning is clearly and convincingly indicated by the context:

               1.1(a) "Agreement" means this Agreement, which includes and by this reference incorporates all of the attached or accompanying Exhibits and Schedules referred to in this Agreement.

               1.1(b) "Acquired Assets" means all items of personal property, both tangible and intangible, that are owned, possessed, or under the control of Seller as of the date of this Agreement or that may be acquired or may come under the possession or control of Seller on or before the Closing Date and that are used or held for use in connection with the ownership and operation of Seller's business, including telephone numbers. Without limiting the generality of the foregoing, the Acquired Assets shall include the Business Rights, the Equipment and the Inventory.

               1.1(c) "Business Rights" means all books, records, employee files, customer lists, sales and advertising materials and brochures, slogans, logos, designs, labels, formulae, trade secrets, trademarks, and trade names, including without limitation the trademarks "EasiWall" and "EasiBoard," proprietary know-how, trade secrets, and other business property rights or data presently owned or held by or registered in the name of Seller or in which Seller has any right or interest and which are used or useful in connection with its business operations.

               1.1(d) "Closing" means the consummation of the transactions contemplated by this Agreement, as described in Section 7.1.

               1.1(e) "Closing Date" means the date on which the Closing is to occur, as established pursuant to Section 7.1.

               1.1(f) "Encumbrances" means all obligations, liabilities, mortgages, pledges, liens, security interests, conditional sale agreements, trusts, encumbrances, charges, contract rights in third parties, rights of first refusal, commitments, understandings (written or oral), restrictions, options, licenses, grants, leases, and other claims of interest of any nature whatsoever which diminish, conflict with, or are in any manner adverse to the interest of Seller in any item of personal property.

               1.1(g) "Equipment" means all items of equipment, machinery, computers, software, telephone systems, shop equipment, tooling, furnishings, trade fixtures, and other items of tangible personal property other than the Inventory that are owned, possessed, or under the control of Seller as of the date of this Agreement or that may come under the control of Seller on or before the Closing Date and that are owned or held for use in connection with the ownership and operation of Seller's business including, but not limited to, the items described in Schedule 1.1(g).

               1.1(h) "Inventory" means goods held by Seller for resale and any other tangible personal property classified as inventory in Seller's financial statements, including, without limitation, supplies, brochures, business forms and other materials required in connection with the normal day to day conduct of the Business. Without limiting the generality of the foregoing, the Inventory shall include the items described in Schedule 1.1(h).

               1.1(i) "Transfer Instruments" means all instruments to be executed and delivered by Seller to transfer the Acquired Assets to Purchaser. The Transfer Instruments shall include one or more assignments, bills of sale, and certificates of title in the forms prescribed by this Agreement and such additional instruments of transfer as may be deemed necessary or appropriate by Purchaser.

                            ARTICLE II.

                    SALE AND PURCHASE OF ASSETS

          Section 2.1. AGREEMENT TO PURCHASE AND SELL. Subject to the terms and conditions set forth in this Agreement, Purchaser agrees to buy and Seller agrees to sell, at the Closing, the Acquired Assets.

          Section 2.2. CONSIDERATION. As consideration and payment for the Acquired Assets, Purchaser shall assume all of Seller's presently outstanding liabilities, including, but not limited to those set forth on
Schedule 2.2.

          Section 2.3. INDEMNIFICATION. As additional consideration for the Acquired Assets, Purchaser shall indemnify and hold Seller harmless against any loss, cost, expense, damage, or liability associated with the Acquired Assets.

                           ARTICLE III.

       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

          Section   3.1.   AS  OF  THE  DATE  OF  THIS  AGREEMENT.   Seller
represents  and warrants  to  Purchaser  that,  as  of  the  date  of  this
Agreement:

               3.1(a)   Seller  has  the requisite power to own, lease, and
operate its property and to carry on the Business as it is now conducted.

               3.1(b)   Seller  has the  requisite  power  to  execute  and
deliver and to perform its obligations under this Agreement. This Agreement constitutes, and, when executed and delivered, such other writings (including, without limitation, the Transfer Instruments) will constitute, the legal, and binding obligations of Seller enforceable in accordance with their terms.

               3.1(c) There is no known judgment or order outstanding and no action, suit, or proceeding pending, or to the knowledge of Seller, threatened, to which Seller is a party or by which Seller, or any of its respective properties may be bound or affected.

               3.1(d) Seller has filed all federal, state, and local tax returns and reports required to be filed by Seller and has paid all taxes, including penalties and interest, if any, which have become due with respect to any aspect of the Business or the Acquired Assets. There are no examinations by any governmental tax authority pending with respect to Seller, and Seller has not entered into any agreement extending the period for assessment and collection of any tax.

               3.1(e) Seller has good and marketable title to all the Acquired Assets. All the Acquired Assets are freely transferable to Purchaser in accordance with this Agreement and, when the Acquired Assets are transferred to Purchaser, Purchaser will own full legal and equitable title to the Acquired Assets, subject to Encumbrances existing on the Acquired Assets as of the Closing Date.

               3.1(f) To the knowledge of Seller, none of the processes used, processed, or sold, or any of the Business Rights used in connection with the Business infringes, misappropriates, or constitutes the unauthorized use of any industrial property rights including, without limitation, any patent, copyright, or trade secrets of any other person or entity.

               3.1(g) The execution, delivery, and performance of this Agreement do not and will not conflict with or constitute a default under or a violation of any other contract, agreement, arrangement, or understanding to which Seller is a party or by which any its respective properties are bound or affected or any law, rule, regulation, order, judgment, decree, or other requirement of any governmental body to which any of its properties is subject. No consent to the transactions contemplated by this Agreement which has not previously been obtained is required to be obtained from any third party (except shareholders of Seller).

               3.1(h) To the best of Seller's knowledge, Seller and Seller's business as currently conducted is in compliance with all laws, rules, regulations, orders, decrees, and other requirements of any governmental body which are applicable to Seller or the Business. Seller has not received and, to the knowledge of Seller, Seller is not about to receive, any order or other notification from any governmental body requiring or recommending that Seller make any change in any aspect of the Acquired Assets.

               3.1(i) Neither this Agreement nor any schedule, exhibit, statement, list, certificate, or other document or instrument furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact by Seller or omits to state any material fact which would make it misleading in any material respect.

          Section 3.2. AS OF THE CLOSING; TRANSFER INSTRUMENTS. As of the Closing, Seller shall be deemed to represent and warrant to Purchaser that the matters stated in Section 3.1 remain true as of that date, except as affected by transactions contemplated by this Agreement. The representations, warranties, and agreements of Seller included in the Transfer Instruments shall be in addition to, and not in lieu of, the representations, warranties, and agreements of Seller in this Agreement, and the representations, warranties, and agreements of Seller under this Agreement shall be deemed to include the representations, warranties, and agreements set forth in the Transfer Instruments.

          Section 3.3. REFERRALS. After the Closing, Seller shall cause all owners, employees and agents of Seller to refer inquiries and potential customers to Purchaser and shall recommend Purchaser to potential customers.

                           ARTICLE IV.
      WARRANTIES, REPRESENTATIONS, AND COVENANTS OF PURCHASER

          Section 4.1. AS OF THE DATE OF THIS AGREEMENT. Purchaser represents and warrants to Seller that, as of the date of this Agreement:

               4.1(a)   Purchaser has the requisite power  to  execute  and
deliver and to perform its obligations under this Agreement.

               4.1(b) This Agreement constitutes and, when executed and delivered by Purchaser, such other writings will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms.

          Section 4.2. AS OF THE CLOSING. As of the Closing, Purchaser shall be deemed to represent and warrant to Seller that the matters stated in Section 4.1 remain true as of the Closing Date, except as affected by transactions contemplated by this Agreement.

                           ARTICLE V.

           CLOSING AND CONDITIONS PRECEDENT; TERMINATION

          Section 5.1. APPROVAL BY SHAREHOLDERS OF SELLER. The obligations of Seller and Purchaser under this Agreement are expressly conditioned upon the timely approval of the transactions contemplated by this Agreement by the shareholders of Seller. If such approval is not obtained prior to November 30, 1999, this Agreement shall be void and of no further effect.

          Section 5.2. CLOSING. The Closing shall occur at the offices of David M. Summers, Attorney At Law, 5670 Greenwood Plaza Blvd., Suite 422, Englewood, Colorado 80111 at a time as may be agreed upon by Purchaser and Seller, or such other place as the parties may determine, on or before November 30, 1999.

          Section  5.3.   CONDITIONS  TO  OBLIGATIONS   OF  PURCHASER.  The
obligations of Purchaser to be performed or satisfied at or before the Closing are subject to the conditions that, as of the Closing:

               5.3(a) Seller shall have delivered to Purchaser all the Transfer Instruments, including Transfer Instruments in the forms which are Exhibits to this Agreement and such other instruments as in Purchaser's judgment shall be necessary to transfer the Acquired Assets to Purchaser.

               5.3(b) None of the Acquired Assets shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar document shall have been filed with respect to Seller under any bankruptcy or insolvency law and no injunction or restraining order shall have been issued against Seller or any of their assets.

               5.3(c)   There shall exist no breach of or default under any
representation,  warranty,   or  agreement  of  Seller  contained  in  this
Agreement.

               5.3(d) Seller shall have complied with all agreements and conditions required by this Agreement to be performed and complied with by it at or before the Closing.

          Section  5.4.   CONDITIONS  TO  OBLIGATIONS   OF   SELLER.    The
obligations of Seller to be performed at or before the Closing are subject to the conditions that, as of the Closing:

               5.4(a)    Purchaser  shall  have  delivered  to  Seller  all
documents and instruments as in Seller's judgment shall be necessary to assume all existing liabilities of Seller as of the Closing Date.

               5.4(b) There shall exist no breach of or default under any representation, warranty, or agreement of Purchaser contained in this Agreement.

               5.4(c) Purchaser shall have performed and complied with all other agreements and conditions required by this Agreement to be performed and complied with by Purchaser at or before the Closing.

          Section 5.5.  WAIVER OF CONDITIONS.   Any party shall be entitled
to waive in writing any or all of the conditions of their respective obligations.

                            ARTICLE VI.

                           MISCELLANEOUS

          Section 6.1. PARTIES OBLIGATED AND BENEFITED. This Agreement shall be binding upon the parties and their respective assigns and successors in interest and shall inure solely to the benefit of the parties and their respective assigns and successors in interest.

          Section 6.2. SURVIVAL OF REPRESENTATIONS, ETC. The parties agree that their respective representations, warranties, and covenants in this Agreement shall survive, and shall not be extinguished by the Closing, except as may expressly be waived in writing.

          Section  6.3.   ASSIGNMENT  OF WARRANTIES.   By  this  Agreement,
Seller assigns to Purchaser, as of the Closing, all warranties for the benefit of Seller still in force on any of the Acquired Assets.

          Section 6.4. WAIVER. The failure of any party to enforce any right arising under this Agreement on one or more occasions shall not operate as a waiver of that or any other right on that or any other occasion.

          Section 6.5. CAPTIONS. The article, section, and subsection captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

          Section 6.6. CHOICE OF LAW. This Agreement and the rights of the parties under it shall be governed, interpreted and enforced in accordance with and under the laws of the State of Colorado as applied to contracts made and performed entirely within the State of Colorado.

          Section 6.7. SPECIFIC PERFORMANCE. The parties acknowledge that the subject matter of this Agreement is unique, and in case of any breach of the terms, covenants, or conditions of this Agreement by Seller, Purchaser shall have in addition to all other remedies, the right to enforce specific performance of this Agreement by a suit in equity or otherwise.

          Section 6.8. FURTHER ASSURANCES. Purchaser and Seller each agree to execute and deliver to the other, from time to time at or after the Closing, such further assignments, certificates, instruments, records, or other documents, assurances, or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          Section 6.9. TIME. Time is of the essence under this Agreement. If the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or holiday, the time for such performance shall be extended to the next succeeding business day.

          Section 6.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

          Section 6.11. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and no representations or covenants have been made other than as stated in this Agreement. This Agreement may not be amended or modified except by a writing signed by the parties.

                              PIERCE ENTERPRISES, INC.



                              By:/S/  PIERCE D. PARKER

                              Pierce D. Parker, President


                              PIERCE INTERNATIONAL, INC.



                              By:/S/  PIERCE D. PARKER

                              Pierce D. Parker, President

                 COLORADO BUSINESS CORPORATION ACT

                            Article 113

                        Dissenters' Rights




















                            APPENDIX B

                     COLORADO REVISED STATUTES
                        DISSENTERS' RIGHTS

     7-113-101  DEFINITIONS.  For purposes of this article:
(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-11-102 and who exercises that right at the time and in the manner required by part 2 of this article.
(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

     7-113-102. RIGHT TO DISSENT. (1) A shareholder, whether or not entitled to vote is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the corporation is a party if:
     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
     (II) The corporation is subsidiary that is merged with its parent corporation under section 7-111-104;
     (b) Consummation of a plan of share exchange to which the corporation is a party by the corporation whose shares will be acquired;
     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and
     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2). (1.3) A shareholder is not entitled to dissent and obtain payment, under subsections of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote:
     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:
     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
     (c)  Cash in lieu of fractional shares; or
     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.
     (2) (Deleted by amendment, L.96,p.1321, 30, effective June 1, 1996.) (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                  PART 2

                          PROCEDURE FOR EXERCISE
                           OF DISSENTERS' RIGHTS

     7-113-201. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting the notice of the meeting shall be given to all shareholders, whether or not entitled to vote . The notice shall state that shareholders are or may be entitled to assert dissenteers' rights under this article and shall be accompanied by a copy of this article and the materials, if any that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded form demanding payment for the shareholders's shares under this article by reason of the shareholders' failure to comply with the provisions of section 7-113-202 (1).
     (2)  If a proposed corporate action creating dissenters' rights  under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to asset dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders, meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

     7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
     (b)  Not vote the shares in favor of the proposed corporate action.
     (2)  If a proposed  corporate action creating dessenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
     (3)  A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

     7-113-203. DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters rights under section 7-113-102 is authorized, the corporation shall give a written dissenters notice to all shareholders who are entitled to demand payment for their shares under the article.
     (2) The dissenters, notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:
     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
     (f) State the requirement contemplated in section 7-113-103 (3), if such requirements imposed; and
     (g)  Be accompanied by a copy of this article.

     7-113-204. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
     (b)  Deposit the shareholders' certificates for certificated shares.
     (2)  A  shareholder  who demands payment in accordance with subsection
(1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Expect as provided in section 7-113-207 or 7-113-209 (1) (b), The demand for payment and deposit of certificates are irrevocable.
     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

     7-113-205. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

     7-113-206. PAYMENT. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.
     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements needed not be audited:
     (b) A statement of the corporation's estimate of the fair value of the shares:
     (c)  An explanation of how the interest was calculated;
     (d)  A statement of the dissenter's  right  to  demand  payment  under section 7-113-201, and
     (e)  A copy of this article.

     7-113-207. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

     7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION. (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenter's rights are asserted) acquired beneficial ownership of the shares before that such date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

     7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1)
     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                  PART 3

                       JUDICIAL APPRAISAL OF SHARES

     7-113-301. COURT ACTION. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in the state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenters' shares, or as provided by law.
     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgement for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

     7-113-302. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiousley, or not in good faith in demanding payment under section 7-113-209.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the corporation and in favor of any dissenters if the court finds the duration did not substantially comply with the requirements of part 2 of this article 7-114-203.
     (b) Against either the corporation or one or more dissenters, in favor of any party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiousley, or not in good faith with respect to the rights provided in the article.
     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should be assessed against the corporation, the court may award to said counsel reasonable to be paid out of the amounts awarded to the dissenters who were benefitted.